SECURITIES AND EXCHANGE COMMISSION
    SECURITIES AND EXCHANGE COMMISSIONSECURITIES AND EXCHANGE
                COMMISSIONWashington, D.C. 20549

              Pre-Effective Amendment Number Seven
                            Form SB-2
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                     BLUESTONE VENTURES INC.
(Exact name of registrant as specified in its charter)


Nevada                        1000                            98-0372780
(State or jurisdiction       (Primary Standard                   (I.R.S.
of incorporation or        Industrial Classification          Employer
organization)                   Code Number)             Identification No.)


  11940 Old Yale Road, Surrey, British Columbia V3V 3X3 Canada
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service:                          With a Copy to:
Edward Wong, CEO                            Christopher J.  Moran, Jr.
Bluestone Ventures Inc.                     4625 Clary Lakes Drive
11940 Old Yale Road                         Roswell, Georgia  30075
Surrey, British Columbia V3V 3X3 Canada     Telephone: (770) 518-9542
Telephone:  (604) 618-9110                  Fax: (770) 518-9640

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate  date of commencement of proposed  sale  to  the public:

Approximate date of commencement of proposed sale to the public:As soon as practicable after the effective date of this Registration Statement.


          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.
[ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE



Title of                    Proposed      Proposed
eachTitle of  Amount        Maximum       Maximum        Amount of
each Title of To be         Offering      Aggregate      Registration
eachClass of  Registered    Price         Offering       Fee
Securities to               per unit      price
be registered



Common stock  1,741,000     $0.25 per     $ 435,250       $ 40.00
             shares        share

No exchange or over-the-counter market exists for Bluestone
Ventures Inc. common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.





                      SUBJECT TO COMPLETION
                           Prospectus
                                      , 2003
                     BLUESTONE VENTURES INC.

                1,741,000 shares of common stock
      to be sold by the registrant as issuer and by current
                          shareholders

This is the initial public offering of common stock of Bluestone
Ventures Inc. and no public market currently exists for these shares.  Bluestone Ventures Inc. is offering for sale up to
260,000 shares of our common stock on a "self-underwritten", best efforts basis at a price of $0.25 per share for a period of one hundred and eighty days from the date of this prospectus.
______________________________________________________________________________
Price to Public            Underwriting Commissions     Proceeds to Bluestone
                                                            Ventures,Inc.
Per Share:   $0.25 per share        $0                    $0.25 per share
Total Offering:     $65,000         $0                    $65,000
______________________________________________________________________________
There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for the shares to be sold by Bluestone Ventures Inc. and no commissions will be paid for the sale of the 260,000 shares offered by Bluestone Ventures Inc.

Concurrently with this offering, our selling shareholders are selling 1,481,000 shares at $.0.25 per share. These shares have not been included in the column entitled "Total Offering" in the table above. If we are successful in obtaining a listing on the Over the Counter Bulletin Board, sales may be at market prices or negotiated prices.

This investment involves a high degree of risk.  See "Risk
Factors" beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any
recommendations that you buy or not buy the shares.   Any
representation to the contrary is a criminal offense.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the SEC has declared the documentation filed with the SEC relating to these securities effective. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.


                        TABLE OF CONTENTS


                                                       PAGE

Summary..........................................................6
Risk
Factors..........................................................7
  -    If we do not obtain additional financing, our business will fail.
  - Because we have only recently commenced business operations, we face a high risk of business failure.
  - Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.
  - Because management has only limited experience in mineral exploration, the business has a higher risk of failure.
  - Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.
  - If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production.
  - If we do not obtain clear title to our mineral claim, our business may fail.
  - Because market factors in the mining business are largely out of our control, we may not be able to market any ore that may be found.
       We are dependent on our directors who will not devote their full time and attention to our affairs and this could result in delays or business failure.
       Our directors own approximately 70% of our outstanding common stock, they will control and make corporate decisions that may be disadvantageous to minority shareholders.

  Risks Related to the Securities Market

  - Because our stock price will initially be less than $5 per share and because our stock is not quoted on a national exchange, we are likely to be subject to government regulations concerning broker dealer practices in connection with penny stocks.

       There is no liquidity for our common stock.

  Use of Proceeds                                13
  Determination of Offering Price                14
  Dilution                                       14
  Selling Shareholders                           15
  Plan of Distribution                           22
  Legal Proceedings                              26
  Directors,  Executive  Officers, Promoters
  and Control  Persons                           27
  Security Ownership of Certain Beneficial
  Owners   and  Management                       29
  Description of Securities                      30
  Interests of Named Experts and Counsel         31
  Disclosure of Commission Position of
  Indemnification for Securities Act Liabilities 32
  Organization Within Last Five Years            32
  Description of Business                        32
  Plan of Operation                              40
  Description of Property                        43
  Certain Relationships and Related Transactions 46
  Market  for  Common  Equity  and  Related
  Stockholder  Matters                           47
  Executive Compensation                         47
  Index to Financial Statements                  49
  Financial Statements                           50
  Changes in and Disagreements with Accountants
  Disclosure                                     70
  Available Information                          70




                       Prospectus Summary

  The following  summary is a shortened version of more  detailed information, exhibits  and financial statements appearing elsewhere in this prospectus.
    Prospective  investors are urged to read this  prospectus  in its entirety.

  We propose   to   be  in  the  business  of  mineral   property
  exploration.  We have the option  to  purchase  a 100% interest, subject  to a 2% "net smelter returns royalty", as defined on page 27, in four mineral claims units located in the Gravel River area, Thunder Bay Mining District, Ontario, Canada which we refer to as the Nagunagisic Lake
  property.   Our  objective  is  to conduct  mineral   exploration
  activities  on  the  Nagunagisic   Lake property in order to assess  whether
  it possesses commercially exploitable reserves of minerals. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future development is determined. Our claim to this property has been recorded as Claim No: 1195902, Thunder Bay Mining Division (Claim Map Sheet G 45) Number of Claim Units:


     4.

In mining language, we are considered an exploration or exploratory stage company. In our case, this means that we propose to be involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. No commercially exploitable reserves have been found on the Nagunagisic Lake property and we cannot assure investors that any such reserves will be found.


  Name, Address, and Telephone Number of Registrant

     Bluestone Ventures Inc.
     11940 Old Yale Road
     Surrey, BC V3V 3X3, CANADA
     (604) 618-9110


  The Offering

 Price per share  offered                        $0.25
 Common stock offered by the  company             260,000 shares
 Common stock offered by selling shareholders   1,481,000 shares
 Common stock to be outstanding after the
 offering                                       5,241,000 shares
(assuming all shares are sold)

 Use of proceeds:
 Property payment to Robert Gordon Anderson pursuant
 to mineral property option agreement:            $25,000
     Offering  Expenses:                          $24,500
     Exploration of Nagunagisic Lake
     property:                                    $15,500

     The price for our common shares offered was set arbitrarily by us and does not relate to earnings, book value or any other established method of valuation; the average price paid for our common shares prior to this offering has been $0.011 per share


Summary Financial Information

Balance Sheet Date                         March 31, 2003

Cash                                               $  306
Total Assets                                       $  306
Liabilities                                       $24,608
Total Stockholders' Equity                       $(24,302)

Statement of Loss and Deficit


                    For year ended      For year ended     For three months
                    December  31, 2001  December 31, 2002  ended March 31,
                                                           2003


Revenue                     0                    0                  0
Net Loss               $3,004               47,437             12,047

Deficit End of year   $54,168              101,605            113,652


                          Risk Factors

Risk factors affecting operating results

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the development and exploration of our mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of March 31, 2003 we had cash on hand of $306. Our business plan calls for significant expenses in connection with the exploration of the Nagunagisic Lake property. The Phase I exploration program on the property as recommended by our consulting geologist is estimated to cost approximately $40,000. We are only raising a total of $65,000 in this offering, of which a maximum of only $15,500 of this amount may be applied to the Phase 1 exploration program, even if this entire offering is sold. We will require additional financing in order to complete these activities. Although we may complete the Phase I program in several sub-phases, this will increase the cost of the exploration program. If we are unable to obtain additional funding, our proposed business will fail.


We must also make the following cash payments to Robert Anderson, the owner of the Nagunagisic Lake property, in order to keep our option to acquire the property in good standing. We must pay $25,000 to Mr. Anderson by October 1, 2003, $100,000 to Mr. Anderson by June 1, 2004 and a further $100,000 by June 1, 2005. We are not raising sufficient funds in this offering to make these payments. Our original agreement with Mr. Anderson was for the payment of $25,000 by June 1, 2002 but we were unable to make this payment and Mr. Anderson consented to an extension until October 1, 2003. If we cannot raise funds for these payments, we must either renegotiate our agreement with Mr. Anderson or lose any interest in the Lake Nagunagisic property Such a loss would result in a probable failure of any business we could undertake as well as a total loss to you on your investment.

In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for any minerals found, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us and could result in your investment becoming worthless.

We believe the only realistic source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

Should this offering be unsuccessful we would be faced with several options:
-cease operations and go out of business completely;
-begin looking for additional capital on terms that are
  acceptable; or
-bring in additional capital that involves a change of control.

In the event of any of the above you could lose all, or substantially all, of your entire investment.




Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future and this could result in a total loss of your investment.

We have never earned revenues and we have never been profitable. Prior to completing exploration on the Nagunagisic Lake property, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from our mineral claims, we will fail and you will lose your entire investment..

Since the land we intend to explore has no known reserves of any minerals, we must be considered an exploratory stage company and this increases your risk of loss.

In mining language, we are considered an exploration or exploratory stage company. In our case, this means that we propose to be involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. We know of no ore on the properties we intend to examine and we know of no ore reserves on these properties. Accordingly, your investment may become worthless.

Because management has only limited experience in mineral exploration, our business has a higher risk of failure than other mining ventures.

Our management, while experienced in business operations, has only limited experience in mineral exploration. None of our directors has any geological training. With no direct training in these areas, our management may not be fully aware of many of the specific requirements related to working within the business of exploration for minerals. Their decisions and choices may not take into account standard geologic, engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. In addition, our venture faces a higher risk of failure than those undertaken by other mining ventures.

We do not maintain insurance to limit our liability against mining risks and have no plans to purchase such insurance and therefore, we may incur liability or damages as we conduct our business that could result in a complete loss of your investment.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we have not insured and against which we do not intend to insure. The payment of such liabilities may have a material adverse effect on our financial position, and could result in the bankruptcy of our company and the loss of your entire investment.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the Nagunagisic Lake property contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The exploration work that we intend to conduct on the Nagunagisic Lake property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment.



If we discover commercial reserves of precious metals on our mineral property, we may not be able to successfully place the mineral claims into commercial production without a substantial capital infusion and you may lose your entire investment.

Our mineral property does not contain any known bodies of ore.
 If our exploration programs are successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to obtain any such funds or to obtain such funds on terms that we consider economically feasible and you may lose your entire investment in this offering.

If we do not obtain clear title to our mineral claim, our business may fail.

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The Nagunagisic Lake property has not been surveyed and therefore, the precise location and boundaries of the property may be in doubt. If we are unable to obtain clear title you may lose your investment in our program.



We are dependent on our directors who will not devote their full time and attention to our affairs and this could result in delays or business failure.

Our three officers and directors are all employed on a full time basis with other companies. Loss of any of their services may hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon our three directors' entrepreneurial skills and experience to implement our business plan. Their inability to devote full time and attention to our affairs could result in delays in getting into our proposed business.

We do not have an employment agreement with any of our three officers and directors and there is no assurance that they will continue to manage our affairs in the future. We could lose the services of any or all of our officers and directors, or they could decide to join a competitor or otherwise compete with us directly or indirectly. This would have a negative affect on our proposed business and could cause the price of the stock to be worthless. The services of our officers and directors would be difficult to replace. Because investors will not be able to evaluate the merits of our business decisions, they should carefully and critically assess the background of each director.

Our directors own approximately 70% of our outstanding common stock, they will control and make corporate decisions that may be disadvantageous to minority shareholders.

Collectively, our directors own approximately 70% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions and also the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

We are required by our mineral property amending agreement to incur $30,000 of expenditures for exploration and development work under the direction of a qualified geologist or project engineer by August 30, 2004 and an additional $60,000 by August 30, 2005 and our venture will fail if we cannot raise these funds or extend the agreement.

Our mineral property amending agreement, dated November 5, 2002, requires us to incur $10,000 of expenditures for exploration and development work under the direction of a qualified geologist or project engineer by August 30, 2002, we have satisfied this requirement. We are further required, pursuant to this agreement, to incur expenditures of $30,000 by August 30, 2004 and an additional $60,000 by August 30, 2005. Our venture will fail if we cannot raise these funds or extend the agreement. We have not conducted any negotiations with respect to extending this agreement, we have not sought a source for funding these expenditures, and, if we fail to make these expenditures, we may lose our mineral property option agreement with Robert Gordon Anderson and you could lose your entire investment.



Risks Related to the Securities Market


There is no liquidity for our common stock and this may make it impossible for you to resell your shares. In addition, there is no market for our securities and no market may ever develop.

                  There is presently no demand for the common stock of our company. There is presently no public market in our shares.
While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale. It may prove impossible for you to resell your shares.



This offering is being conducted on a "self underwriting" basis and all of the funds obtained may go solely towards offering expenses. No minimum amount is required to be sold in this offering.

Our officers and directors on a "self underwriting" basis are selling this offering. This means that no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and therefore be unable to pay our offering expenses. Since we are not required to sell any minimum amount in this offering, we may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment.


We are competing with our selling securities holders in our sales in this offering and this may hurt our ability to sell.

Concurrently with our offering of 260,000 shares, our selling security holders are offering 1,481,000 shares of our stock. We will not receive any proceeds from the sales, if any, of the 1,481,000 shares offered by our selling security holders.
Because of this our ability to sell shares and to raise necessary capital may be severely impeded. We could become worse impeded if our shares are quoted on the OTCBB, since our shareholders may sell at a price below $0.25 per share and this could severely impact upon or even destroy our ability to sell our 260,000 shares.


Our Auditors have expressed substantial doubt about our ability to continue as a "going concern".


The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were recently incorporated on July 12, 2000 and we do not have a history of earnings, which raises substantial doubt about our ability to continue as a going concern. Our management's plans in regard to this matter are also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                         Use of Proceeds




                    Table 1 - Sale of 100% of     Table 2 -Sale of 50% of
                    Issuer stock offered:         Issuer stock offered:

Gross Proceeds                    $65,000                   $32,500
Less expenses of offering:
       Legal Fees                  20,000                    20,000
       Accounting                   3,500                     3,500
       Electronic filing
       and printing                 1,000                     1,000
Net Proceeds                       40,500                     8,000
Use of net proceeds:

       Option Payment              25,000                     8,000
       Exploration Expenditures    10,000                         0
       Working Capital (1)          5,500                         0

Total Use of Proceeds              65,000                   $32,500

(1) The $5,500 designated as "working capital" has not been specifically designated for a particular use. These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees or Edgar formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for mineral exploration.

                       Table 3 - Sale of 25% of Table 4 -Sale of 10% of
                       Issuer stock offered:    Issuer stock offered:


Gross Proceeds                   $16,250                   $6,500
Less expenses of offering:
       Legal Fees                 20,000                   20,000
       Accounting                  3,500                    3,500
       Electronic filing
       and printing                1,000                    1,000
Net Proceeds                      (8,250)                 (18,000)

Net Proceeds                      (8,250)                ( 18,000)
Use of net proceeds:
       Option Payment                  0                        0
       Exploration Expenditures        0                        0
       Working Capital                 0                        0
Total Use of Proceeds             16,250                    6,500

As the four tables above indicate:

- We will not have sufficient funds to commence operations unless substantially all of the 260,000 common shares being offered by us are purchased. If we sell only 130,000 of our common shares we would have no working capital to deal with unanticipated expenses and contingencies and would be unable to make our option payment without liquidating at least $17,000 in assets.

- In the event we only sell 65,000 of our common shares we would be unable to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would owe $8,250 to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to make our option payment and would not have enough assets to fund our mineral exploration.

 - If we only sold 26,000 of our common shares, we would not have adequate funds to pay our attorneys, accountants, electronic filing and printing costs and would owe $18,000 to such individuals and entities. In addition, there would be absolutely no funds for our option payment or for our exploration expenditures..

     We have estimated that we will have approximately $5,500 additional working capital if all of the 260,000 common shares being offered by us are sold. This money will be used for contingency and/or additional unanticipated expenses of getting the business started. This money may or may not be enough to run the business until additional financing can be obtained. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.

Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was our perceived market capitalization or the theoretical total worth of the shares of Bluestone Ventures, Inc. if they were all sold at a specific price at the same time.

                            Dilution

Bluestone Ventures, Inc., prior to this offering has 4,981,000 shares of stock issued and outstanding. 1,481,000 of these shares are being registered for sale by our present shareholders in this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.





         Average  Percentage of Percentage of Percentage Percentage    Total
         Price    Consideration Consideration of Shares  of Shares on  Considerati
         Paid     (50%          Held          Held       and number
         Subscript  (100%      (50%          (100%       of
         ion)       Subscript Subscript       Subscri    shares
                         ion)      ion)       ption)     issued

Present  $0.02         78        64%          97%         95%           $115,600
Sharehol                                                                4,981,000
ders

Investor $0.25         22        36%           3%          5%            $65,000
s in
This                                                                      260,000
Offering



The following table will show the net tangible value of the shares before and after shares are subscribed in this offering

                              Before            After 50%       After 100%
                              Offering          of Offering     of Offering

Net tangible book value         $(0.0049)          $0.0016           $0.0078
              per share:

Increase in net                   NA               $0.0065           $0.0127
                tangible book value for
       current investors:

Dilution factor                   NA               $0.2484           $0.2422
           to new investors:


The above table indicates that the net tangible book value of the Company is currently negative $(0.0049). If half of this offering were subscribed to, you would lose $0.2484 cents value of the $0.25 cents you paid per share. If all of the offering were completed you would still lose $0.2422 cents per share of the $0.25 cents you invested.

"Dilution" means the difference between our public offering price of $0.25 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.


                      Selling Shareholders

The  selling  shareholders named in this prospectus are  offering
1,481,000 shares of the 1,741,000 shares of common stock offered through this prospectus. The shares include the following:

  1.       750,000  shares of our common stock that  the  selling
     shareholders  acquired from us under  section  4(2)  of  the
     Securities  Act  in  an  offering  that  was  completed   on
     September 9, 2000;

  2. 481,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 15, 2001; and

  3.       250,000  shares of our common stock that  the  selling
     shareholders  acquired from us under  section  4(2)  of  the
     Securities  Act  pursuant  to  a  Mineral  Property   Option
     Agreement dated December 15, 2000.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1. the number of shares owned by each prior to this offering;

  2. the total number of shares that are to be offered for each;

  3. the total number of shares that will be owned by each upon completion of the offering;

  4.      the percentage owned by each; and

  5. the identity of the beneficial holder of any entity that owns the shares.

None of our selling shareholders is a broker-dealer or an affiliate of a broker-dealer.





Name Of       Shares Owned  Total       Total      Percent
Selling       Prior To      Number Of   Shares To  Owned
Stockholder   This          Shares To   Be Owned   Upon
              Offering      Be Offered  Upon       Completio
                            For         Completio  n Of This
                            Selling     n Of This  Offering
                            Shareholde  Offering
                            rs Account

Robert Anderson     250,000    250,000      -0-     -0-
1149 West Bay Road
Grand Cayman Island
Seven Mile Beach
British West Indies


Amadeus  Boch         1,000      1,000      -0-     -0-
RR#1 8 - 18 C-48
Madeira Park, B.C.
V5A 4V7

Shawn    Cameron      1,000      1,000      -0-     -0-
14503 104A Ave
Surrey, B.C.
V3R 1R2

Courtnae Cameron      1,000      1,000      -0-     -0-
Suite 424
550 Cottonwood Ave
Coquitlam, B.C.
V3J 2S1

Jayson Carmichael    250,000     250,000    -0-     -0-
6667 Laburnum St.
Vancouver, B.C.
V7M 5A2

Grace  Chen          250,000     250,000    -0-     -0-
3375 Napier Street
Vancouver, B.C.
V5K 2X4

George Joseph
Camillo-Amisan         1,000       1,000    -0-     -0-
12718 113A Ave
Surrey, B.C.
V3V 3M3

Dart Ming Chan         1,000       1,000    -0-     -0-
2142 East 49th Ave.
Vancouver, B.C.
V5P 1T7

Attila   Csurdi        1,000       1,000    -0-     -0-
Suite 402
4941 Lougheed Hwy
Burnaby, B.C.
V5B 4S6

Brian    Dicken        1,000       1,000    -0-     -0-
11 - 2210 Whistler Rd.
Whistler, B.C.
V0N 1B2

Josh Easton          250,000     250,000    -0-     -0-
Suite 204
1170 Harwood Street
Vancouver, B.C.
V6E 1R8

Jim Hatziz             1,000       1,000    -0-     -0-
Suite 216
8326 Granville St.
Vancouver, B.C.
V6P 5A1

Chen Zhen Hui          1,000       1,000    -0-     -0-
3303 Parker Street
Vancouver, B.C.
V5K 2W1

Adam  Jonasson         1,000       1,000    -0-     -0-
Suite 808
3433 Crowley Drive
Vancouver, BC
V5R 6C5

Les Kollar             1,000       1,000    -0-     -0-
4216 Eton Street
Burnaby, B.C.
V5C 1K3

Lisa  MacDonald        1,000       1,000    -0-     -0-
12662 - 232 St.
Maple Ridge, B.C.

Oy Hee Mah             1,000       1,000    -0-     -0-
5770 Baillie St.
Vancouver, B.C.
V5Z 2M4

Ted Mah                1,000       1,000    -0-     -0-
311 East 46 Ave.
Vancouver, B.C.
V5W 1Z7

Wing    Mah            1,000       1,000    -0-     -0-
628 Rochester Ave.
Coquitlam, B.C.
V3K 2V6

Ed  McAuley            1,000       1,000    -0-     -0-
Suite 135
2775 Cooperative Way
Vancouver, B.C.

Mark McLean          250,000     250,000    -0-     -0-
Suite 304
130 West 12th Street
North Vancouver, B.C.
V7M 1N3

Korri-Lynne  Parrot    1,000       1,000    -0-     -0-
6238 172nd Street
Surrey, B.C.
V3S 5W2

Chen    Ye   Qiang     1,000       1,000    -0-     -0-
6855 Knight Street
Vancouver, B.C.
V5P 2W4

Zhao  Xiu  Qin         1,000       1,000    -0-     -0-
2809 Grant Street
Vancouver, B.C.
V5T 3H4

Edward     Quan      200,000     200,000    -0-     -0-
6338 Chester St.
Vancouver, B.C.
V5W 3C3


Melissa  Schell        1,000       1,000    -0-     -0-
5182 - 215 Street
Langley, B.C.
V3A 6C6

Tung  Sui  Seto        1,000       1,000    -0-     -0-
2515 East Pender St.
Vancouver, B.C.
V5K 2B4

Blair  Stasiuk         1,000       1,000    -0-     -0-
11085 Canyon Cr.
Delta, B.C.
V4E 2R6

Faye    Ming   Wong    1,000       1,000    -0-      -0-
Suite 305
2533 Penticton St.
V5M 4T8

Kelly Wong             1,000       1,000    -0-       -0-
910 - 510 Burrard St.
Vancouver, B.C.
V6C 3A8

Manny    Wong          1,000       1,000    -0-       -0-
3698 Napier St.
Vancouver, B.C.
V5K 2X9

Richard  Wong          1,000       1,000    -0-       -0-
Suite 1903
6521 Bonsor Ave.
Burnaby, B.C.
V5H 4N3

Terry Wong              1,000       1,000      -0-       -0-
910 - 510 Burrard St.
Vancouver, B.C.
V6C 3A8

Gen  Lin  Wu            1,000       1,000      -0-        -0-
4782 Inverness St.
Vancouver, B.C.
V5V 4X6

Raymond  Wei  Ming Xu   1,000       1,000      -0-        -0-
3216 Oak Street
Vancouver, B.C.
V6H 2L3

Rong Jian Yang          1,000       1,000      -0-        -0-
3307 Clive Ave.
Vancouver, B.C.
V5R 4V4

Steve  Zivin            1,000       1,000      -0-        -0-
6238 172nd Street
Surrey, B.C.
V3S 5W2





Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,981,000 shares of common stock outstanding on the date of this prospectus.

Except for Robert Anderson, none of the selling shareholders or their beneficial owners:

       has had a material relationship with us other than as a shareholder at any time within the past three years; or

       has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

Robert  Anderson is the owner of the Nagunagisic  Lake  property.
Pursuant to our agreement with him, we issued 250,000 shares of our common stock to Mr. Anderson as partial compensation for our interest in the Nagunagisic Lake property.

                      Plan of Distribution

General

We will attempt to sell a maximum of 260,000 shares of our common stock to the public on a "self underwritten" basis.
There can be no assurance that any of these shares will be sold. Our gross proceeds will be $65,000 if all the shares offered are sold. Neither we nor our officers or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

We are offering up to 260,000 shares of our common stock at a price of $0.25 per share to be sold by our two executive officers, Messrs. Edward Wong and Randy White. Since this offering is conducted as a self-underwritten offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially affected, and you may lose all or substantially all of your investment.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed.. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Our two executive officers shall conduct the offering.  Although
Messrs. Wong and White are both associated persons of us as that term is defined in Rule 3a4-1 under the Exchange Act, our counsel has orally advised us that Messrs. Wong and White will not be deemed to be a broker or dealer in the sale of our securities.

They will restrict their participation to the following activities:

  a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

  b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

  c) Performing ministerial and clerical work involved in effecting any transaction.

Messrs. Wong and White are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should either of these gentlemen conduct this offering in any way that violates Rule 3a4-1, both they and we could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Messrs. Wong and White, as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors.

No broker or dealer is participating in this offering. If, for some reason, our directors and shareholders were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; we would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would have to amend our filings at the state and provincial level.

The offering will remain open for a period until _____, 2003 or 180 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

 This prospectus is also part of a registration statement that enables selling shareholders to sell their shares on a continuous or delayed basis in the future.

While the registration statement is effective, selling shareholders may sell their shares directly to the public at a price of $.025 per share until our shares are quoted on the OTCBB, if ever, and thereafter at the prevailing market price on the OTCBB, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets or exchanges as the common stock may from time to time be trading;
     2.      In privately negotiated transactions;
     3.      Through the writing of options on the common stock;
     4.      In short sales; or
     5.      In any combination of these methods of distribution.

After listing on the OTCBB, the sales price offered by selling shareholders to the public may be:

     1.      The market price prevailing at the time of sale;
     2.      A price related to such prevailing market price; or
     3. Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Rule 144 Shares


A total of 4,981,000 shares of our common stock are available for resale to the public on April 25, 2002, in accordance with the volume and trading limitations of Rule 144 of the Act. This amount includes the 1,481,000 shares we are registering for the benefit of our selling shareholders. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.          1%  of  the number of shares of the company's  common
     stock  then  outstanding  which, in  our  case,  will  equal
     approximately  49,810  shares  as  of  the  date   of   this
     prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,500,000 of the 4,981,000 shares that may be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.
Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by such selling shareholders.


The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1.        Not   engage  in  any  stabilization  activities   in
     connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities
     Exchange Act.

No public market currently exists for our shares of  common
stock. We. intend to apply to have our shares traded on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB, is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations
than are companies traded on the NASDAQ market    However there
is no assurance that we can be traded on the OTCBB and the NASD, which regulates the OTCBB, has applied to the SEC to allow additional restrictions and requirements upon the part of OTCBB securities. We currently do not meet either the existing requirements or the proposed additional restrictions and requirements of the OTCBB, and we cannot assure you that we will ever meet these requirements.

Our president, Edward Wong, as well as our directors Louis Yaoguang Luo and Randy White shall conduct this offering. Although these persons are an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, our counsel has orally advised us that these three persons will be not be deemed a broker or dealer in the sale of our securities.

They will restrict their participation to the following activities:

  a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

  b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

  c) Performing ministerial and clerical work involved in effecting any transaction.


Mr. Wong, Mr. Luo and Mr. White are fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should these persons conduct this offering in any way that violates Rule 3a4-1, both they and we could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

Messrs., Wong, Luo and White, as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors. These persons, and any other officer, director, promoter or affiliate, however, will not be allowed to resell any securities acquired in this offering until we become subject to the conditions of Securities and Exchange Commission Rule 144, and thereafter only in full compliance with this rule.

No broker or dealer is participating in this offering. If, for some reason, our officers and directors were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment would also extend an offer of rescission to any investors who subscribed to this offering before the broker or dealer was named. In addition to the foregoing requirements; we would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would also have to amend our filings at the state and provincial level.

The directors of the Company intend to approach their close friends, relatives and business associates with a view to having them subscribe for shares of the offering. They will provide any potential investors with a copy of the Company's registration statement.

The offering will remain open for a period until __________, 2003 or 180 days from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

                       Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated.





  Directors, Executive Officers, Promoters and Control Persons

Directors:

Name of Director                     Age
----------------------                           -----
Edward Wong                           39
Randy White                           32




Dr. Louis Yaoguang Luo                45


Executive Officers:

Name of Officer                       Age                  Office
--------------------                                        -----

Edward Wong                           39                President, Chief
                                                        Executive Officer
Randy White                           32          Secretary and Treasurer

The following describes the business experience of the Company's directors and executive officers, including other directorships held in reporting companies:

Edward Wong
President, Chief Executive Officer and Director

Mr. Wong graduated from Langara College in 1988 with a diploma in the appraisal and investment analysis of real estate. Following graduation, for a period of three years, Mr. Wong has been employed as a residential real estate appraiser with Campbell & Pound. He was promoted to Commercial Real Estate Sales and Leasing Agent with Royal Pacific Realty Corp, in 1992. A position in which he currently serves. There is no affiliation between us and Royal Pacific Realty Corp.

From  May  of  2000  to  the present,  Mr.  Wong  has  served  as
Secretary,  Treasurer  and  Director of  Tech-net  Communications
Inc.   Tech-net is a high technology company that  is  seeking  a lising on the OTCBB.

In 1991, Mr. Wong purchased an interest in and began managing the Coyote Bay Neighbourhood Pub and Cold Beer and Wine Store, dba
Coyote Bay Neighbourhood Pub and Cold Beer and Wine Store. Mr. Wong continues in this capacity at the present. Coyote Bay is a pub business primarily selling beer, spirits and meals for on-premise consumption with a separate retail beer and wine store selling beer and hard liquor for off premise consumption. Mr. Wong's duties are to strategically plan the future of the business and to manage his team of Managers who run the day to day operations.

In 2000, Mr. Wong purchased a 40% interest in another similar operation called the Two Parrots Neighbourhood Pub, Restaurant and Cold Beer and Wine Store. Two Parrots is a pub business primarily selling beer, spirits and meals for on-premise consumption with a separate retail beer and wine store selling beer and hard liquor for off premise consumption. Mr. Wong manages the overall operation and his duties include staff relations (40 employees), customer relations, supplier relations, quality control, and finances.


Randy White
Secretary, Treasurer and Director


Since 1999, Mr. White has been self-employed as a real estate property developer and financial investor through his wholly owned private company, Stratus Investments Group, Inc. Stratus Investments Group, Inc. arranges mortgage financing and bridge financing for real estate development. Stratus Investments Group does not have any business relationship with us. Stratus Investment Group provides corporate finance services to public companies. From May 2000 to March 2002, Mr. White acted as president and a director of Superior Networks, Inc., an OTC trading company involved in offering Internet training courses.

From 1995 to 1998, Mr. White was co-owner of Ocean Pacific Developments Inc., a private company involved in financing and developing real estate and business projects. From 1990 to 1994, he acted as project manager for Accord Custom Homes Ltd., a British Columbia company that built houses in the Greater Vancouver area.

Louis Yaoguang Luo
Director

Dr. Luo received a B.Sc. degree majoring in Chemistry from the Xiamen University in China in 1982 and a PhD degree in Chemistry from the University of Regina in 1989. He was a postdoctoral
fellow  at  the University of Minnesota from 1989 to 1990.   From
1991 to 1996, Dr. Luo worked as a research scientist at the University of British Columbia Department of Biochemistry and Molecular Biology and the Canadian Centre of Excellence for Protein Engineering. From 1996 to 1998, he was a director of Dalian Maple Leaf International School, a Canada-China joint venture school that was accredited by the British Columbia Ministry of Education in 1998. During the same period, he was a director and corporate secretary of Gemstar Resources Ltd., a British Columbia reporting company involved in mineral property
exploration.   There is no affiliation between Gemstar  Resources
Ltd. and us, Dr. Luo was elected President of the Canada-China Society of Science and Technology in 1998 and continues in that position today. In 1999, he was a director for the New Brunswick-China Cultural and Education Exchange Pilot Program. Since 2000, he has also acted as the President of Canada-China Education Services Centre.

Messrs.. Edward Wong, Randy White and Louis Yaoguang Luo have acted as directors of the Company since its incorporation on July 12, 2000. Edward Wong has acted as president and chief executive officer and Randy White has acted as secretary and treasurer since July 12, 2000.. Messrs Wong, White and Yaoguang will devote only a portion of their time or approximately twenty hours per week for Mr. Wong, ten hours per week for Mr. Luo and five hours per week for Mr. White on our business and affairs.

No member of our management has had any previous experience in blank check offerings.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

 Security Ownership Of Certain Beneficial Owners and Management


The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of June 9, 2003, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


              Name and Address     Amount and Nature     Percent
Title of      of Beneficial Owner  of Beneficial Owner   of Class
Class

common stock     Edward Wong          2,500,000            50.2 %
               PO Box 27581
               Oakridge RPO
               Vancouver, B.C.
               V5Z 4M4

common stock   Randy White              500,000            10.0%
               3287 Highland Blvd
               North Vancouver, B.C.
               V7R 2X7

common stock   Yau Guang Luo            500,000            10.0%
               807 West 68th Avenue
               Vancouver, B.C.
               V6P 2V1

common stock   All executive officers and  3,500,000         70.2%
               directors as a group
               (three persons)

The percent of class is based on 4,981,000 shares of common stock issued and outstanding as of the date of this prospectus.

                    Description of Securities

General

Our  authorized  capital stock consists of 70,000,000  shares  of common  stock  at a par value of $0.001 per share  and  5,000,000 shares of preferred stock with a par value of $0.001 per share.



Common Stock
As at the date of this prospectus, 4,981,000 shares of common stock are issued and outstanding and held by 40 shareholders.


Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this prospectus, we are also authorized to issue up to 5,000,000 shares of $0.001 par value preferred stock with such terms, conditions and preferences, as the board of directors shall determine. As of the date of this prospectus, we have not issued any shares of preferred stock.


Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants
There are no outstanding warrants to purchase our securities.

Options
There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

             Interests of Named Experts and Counsel


No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Our securities counsel is Christopher J. Moran, Jr., of Atlanta,
Georgia. Mr. Moran passed upon the validity of the issuance of our securities under Nevada law.

The financial statements included in this prospectus and the registration statement have been audited by Lancaster & David, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the Nagunagisic Lake property was prepared by James G. Burns, B.Sc., P. Eng. and is included in reliance upon such report given upon the authority of Mr. Burns as a professional engineer.

    Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

               Organization Within Last Five Years

We were incorporated on July 12, 2000 under the laws of the state of Nevada. On the date of our incorporation, we appointed Edward Wong, Randy White and Louis Yaoguang Luo as our directors. We also appointed Edward Wong as our president and chief executive officer and Randy White as our secretary and treasurer on July 12, 2000. Messrs. Wong. White and Luo may be deemed to be our founders and promoters. All three of these gentlemen participated in the initial private placement of our securities on September 9, 2000, purchasing an aggregate of 3,500,000 shares of the 4,250,000 shares sold in that offering at a price of $0.001 per share. None of our founders and promoters has received anything of value, directly or indirectly, from us since our inception.




                     Description Of Business

We were incorporated on July 12, 2000 with a view to acquiring and exploring mineral properties. During the balance of 2000, our management reviewed various mineral property interest acquisition opportunities. This led to our negotiation and acquisition of an interest in the Nagunagisic Lake Property on December 15, 2000.

During 2001, we raised capital through the sale of shares of our common stock in order to cover administrative expenses and fund initial exploration of our potential mineral property. .

We  are  an exploration stage company that proposes to be engaged in the acquisition and exploration of mineral properties. An "exploration stage company" in the resource industry is involved in the search for mineral deposits on properties without established commercially mineable reserves. Exploration stage companies typically conduct geological programs consisting of visual inspection and prospecting work involving surface rocks and soil. Formal programs usually consist of mapping, geophysical and geochemical surveying and drilling. Geochemical surveys involve using chemical tests in the search for mineralization by analyzing stream or lake sediments, natural waters, soil, rocks or vegetation for unusually high traces of metals. Geophysical surveying is the search for mineral deposits by measuring the physical properties of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analyzed for mineral content. The latter part of this stage includes mine planning, engineering, process testing and environmental studies to determine the feasibility of mining operations on a property. Annual budgets during this stage often exceed $1 million per year, with the total cost through to feasibility usually exceeding $5 million. Once a property reaches the feasibility stage, most exploration companies typically sell most or all of their interest in a property to an established mining company given the nature of the expertise and amount of financing required. We would consider selling our interest in an advanced stage mineral property to an established mining company given the nature of the expertise and amount of financing required to place such a property into production. However, given that the Nagunagisic Lake property is in the exploration stage, it is premature to contemplate any agreement with an established mining company and we do not have any such agreement. Typically, such companies would approach us about acquiring or joint venturing the Nagunagisic Lake property if it merits development. We do not have any arrangement or relationship with any mining companies, nor have we been approached by anyone, in this regard.

Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on any of our properties, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our future exploration is determined. We have no known reserves of any type of mineral.

By a mineral property option agreement with Robert Gordon Anderson dated December 15, 2000, as amended November 5, 2002, we have the option to acquire a 100% interest, subject to a 2% net smelter returns royalty in favour of Mr. Anderson, in the Nagunagisic Lake property. A smelter is the place where the valuable minerals are separated from the surrounding rock. This is accomplished by heating the rock in a large furnace until the various minerals are liquefied and separated. A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the Nagunagisic Lake property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. This property consists of four mineral claim units located in the Gravel River area, Thunder Bay Mining District, Ontario, Canada. A claim unit is a parcel of property reserved for mineral exploration that consists of 16 hectares. A hectare is metric unit of land area equal to 10,000 square meters or 2.471 acres. The total area of the Nagunagisic Lake Property is approximately 64 hectares.

To date, we have not discovered an economically viable mineral deposit on the Nagunagisic Lake property, and there is no assurance that we will discover one.


In order to maintain our option to acquire the property in good standing, we must make cash payments; incur expenditures on the property and issue shares as follows:

Cash Payments

We must pay to Robert Gordon Anderson the sum of $250,000 cash as follows:

a) $25,000 upon execution of the Agreement. We have made this payment;

b)         $25,000 by October 1, 2003;

c)         $100,000 by June 1, 2004; and

d)         $100,000 by June 1, 2005.

Exploration Expenditures

We must incur at least $100,000 in exploration expenditures on the Nagunagisic Lake Property as follows:

a) At least $10,000 by August 31, 2002, we have incurred these expenses. We completed $10,000 in exploration expenditures in July of this year. This work consisted of line cutting and a magnetometer survey. Line cutting involves removing bush from the property in order to produce straight clearings. This provides grid boundaries for geophysical and other surveys. Magnetometer surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area.

b)         A further $30,000 by August 30, 2004; and

c)         A further $60,000 by August 30, 2005.

Issuance of Shares

We  must  issue  250,000 shares in our capital  stock  to  Robert
Gordon Anderson upon execution of the Agreement. We have made this share issuance.

Technical Information Regarding the Property

The Nagunagisic Lake property is the subject of a geological report prepared by James G. Burns, B.Sc., P. Eng dated February 8, 2001. The following description of the Nagunagisic Lake property is summarized from Mr. Burns report. Robert Gordon Anderson, the owner of the property, paid $2,587.84 to Mr. Burns for this report. To date we have paid to Mr. Robert Reukl geologist based in Ontario, the sum of $10,000 for consulting work other than the preparation of the geology report, His work consisted of linecutting, geophysical surveys (magnetometer and VLF-EM surveys), a geochemical survey, a survey of the property boundaries and transportation by helicopter to and from the property. Transportation by helicopter is essential to performing any work on the property, since this property is inaccessible by any other means other than backpacking, which will not allow the heavy equipment necessary, is dangerous in this rugged country and is time consuming. Helicopter services, on a rental basis, are available in this part of Canada.

Location and Access


..   The  Nagunagisic Lake property is situated in  north  central
Ontario, approximately 14 kilometres north of Nipigon Bay on Lake
Superior and 130 km northeast from the city of Thunder Bay.   The
property lies 13 kilometres north of Highway 17, part of the Trans-Canada Highway network. Geographical co-ordinates for the northeast corner of the claim are 87 degrees 43.5' west longitude by 49 degrees 02.01 north latitude.

Currently, there is no road access into the property. From Highway 17, a bush road leads northward along the Gravel River and terminates approximately two kilometres east of the property. Consequently, the only direct means of access is by helicopter. In order to conduct work on the Nagunagisic Lake Property, we must charter helicopters from local companies. However, there is no guarantee that such helicopters will be available when we require them. If demand for helicopter charters in the area increases, lack of transportation to and from the Nagunagisic Lake Property will become a potential obstacle to us in executing our proposed business plan.

A map of the Nagunagisic Lake Property is included below

Exploration  History.

In 1991 and 1992, a magnetic survey was conducted over the entire property. Magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base mineral in the area. Two apparent mineral occurrences on the surface of the property were determined to be associated with a magnetic low.


In 1992, two drill holes with an aggregate length of 122 metres were drilled on a portion of the property known as the Burnt Rock location. Drilling involves extracting long cylinders of rock from the ground to determine amounts of metals located in rock at different depths. Pieces of rock obtained, known as drill core, are analysed for mineral content. Rock analysed from one of the two drill holes intersected 9.45 metres with an average grade of 2.58% zinc, 0.33% lead, 0.04% copper and 4.80 grams per tonne silver. The other hole drilled immediately below the first hole from the same set-up location intersected 15.85 metres with an average grade of 3.23% zinc, 0.58% lead, 0.06% copper and 6.17 grams per tonne silver.

Regional Geology

Conclusions and Recommendations of the Geological Report

The geological report, as prepared by our consulting geologist - Mr. Burns,. concludes that Nagunagisic Lake property straddles a northeast trending fault. There are two mineral occurrences on the property, named Salamander Point and Burnt Rock that are associated with this fault.

Both the Salamander Point and Burnt Rock occurrences are new discoveries that to date have been subjected to only cursory examination. As such, neither zone has been adequately explored to determine the dimensions of the zone nor evaluated to ascertain their economic potential. To date the only exploration conducted has consisted of a magnetic survey and the drilling of two holes at Burnt Rock. The drill core intercepts are not of economic grade, but are nonetheless of significant and encouraging tenor and across definitely mineable widths of rock to certainly merit additional exploration. In addition, there is at least an indication from drill results that at the Burnt Rock occurrence, both the average grade and the width of mineralised rock improve below the surface of the rock.

Mr. Burns recommends a staged, multi-disciplined exploration program as the next logical step to determine the economic potential of the Nagunagisic Lake property. The recommended program comprises geological mapping, surface rock and soil sampling and analysis, a VLF-EM survey, an induced polarization survey and core drilling. A VLF-EM survey, also known as very low frequency - electromagnetic surveys. These very low frequency surveys use radio waves to determine whether rocks on a mineral property conduct electricity. Almost all of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. Electro magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on a property may indicate the increased likelihood of precious or base minerals in the area. An induced polarization survey measures various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits. We intend to specifically explore for copper, zinc, silver and gold.


Geological mapping involves dividing a portion of the property being explored into sections. Our consulting geologist will then record results based on the section from which data, such as rock samples, are taken.

Surface rock and soil sampling and analysis will consist of our consulting geologist and his assistant gathering grab samples from property areas with the most potential to host economically significant mineralization. This determination is made based on a visual inspection of the rock types on the surface of the property and prior exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metal such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Our consulting geologist will then oversee VLF-EM and induced polarization surveys, over certain property areas. VLF, or very low frequency, surveys use radio waves to determine whether the rocks on a mineral property conduct electricity. Almost of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. EM, or electro-magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the possible presence of precious and base minerals.

Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies.
Readings can indicate the presence of certain types of mineral deposits.

Based on positive results as determined by our consulting geologist, we intend to conduct a phase two exploration program on the Nagunagisic Lake property consisting of drilling.

We selected the Nagunagisic Lake Property for acquisition because it is located in an area known for the discovery of large mineral deposits with significant mining infrastructure; it contained anomalous quantities of precious and base metals but was subject to limited exploration; and the acquisition cost of the property was within our budget.

No technical information was used for selection of the claims.
We briefly discussed the attributes of the property with Mr.
James Burns, a consulting geologist familiar with the area, and Robert Gordon Anderson, the owner of the property.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs will depend on the extent of future exploration and development of the property. The reclamation relating to the intended phase one and two recommended work programs on the property will be nominal.

Proposed Budget

Approximate costs for the recommended two phase program are as following:

Phase One:

Camp improvements:                             $3,300.00
Line cutting:                                  $2,000.00
Mapping:                                       $2,500.00
Rock analysis:                                   $600.00
Soil samples:                                  $8,000.00
Camp costs:                                      $500.00
IP survey:                                     $10,00.00
Summary report preparation                       $950.00
Helicopter charters:                           $7,000.00
Travel and accommodations:                     $2,000.00
Contingency:  10.3%                            $3,800.00

Total Phase I Costs:                          $40,650.00

Phase Two:

Diamond drilling:                             $67,000.00
Camp costs:                                   $ 2,700.00
Assays/analysis:                              $ 4,700.00
Supervision, core logging, and report writing:$ 5,800.00
Core splitter:                                $ 1,300.00
Helicopter charter:                           $10,000.00
Travel and accommodation:                     $ 2,000.00
Contingency:  10.2%                           $ 9,500.00

Total Phase II Costs:                        $103,000.00

We intend to use our existing working capital to commence the recommended phase one program. We will need to raise additional capital to complete the phase one program and to undertake the phase two program, if warranted.

We have not chosen anyone specific to conduct exploration work on the property. We intend to choose a geologist recognized in the province of Ontario who has had experience working in the regional area of the property.

Our primary exploration targets on the Nagunagisic Lake property are two mineral occurrences noted by Mr. James Burns that are associated with the fault that straddles the property. They are known as the Salamander Point and Burnt Rock zones. We will be searching for economic occurrences of zinc, lead, copper and silver in these zones.

We will have to reclaim our mining claims after the completion of exploration. The key reclamation obligation process is as follows:


- owners of all active or temporarily suspended mines, advanced exploration projects and new mine production are required to submit a closure plan to the Ontario Ministry of Northern Development and Mines prior to undertaking the project. We will not have to submit a plan until after we conduct a drilling program on the claims.

- The Ministry of Northern Development and Mines then reviews the closure plan and requires the owner to post a bond or other form of security in order to cover anticipated reclamation costs.

- The director of the Ministry also has the right to order an owner to rehabilitate a mineral property. The government may also implement rehabilitation measures and recover the costs from the owner.

Due to the exploration nature of our proposed exploration on the Nagunagisic Lake property, since the property does not have established commercially mineable reserves, we do not expect to be obligated to complete exploration work on the claims until after the recommended phase three work program.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs will depend on the extent of future exploration and development of the property. The reclamation relating to the intended phase one and two recommended work programs on the property will be nominal.

Compliance with Government Regulation
We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of Ontario, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond.

We will have to sustain the cost of reclamation and environmental mediation for all exploration work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us, in the event a potentially economic deposit is discovered.

During the  exploration  phase, a bond will need to  be  provided
covering possible land disturbance.   In the case of normal fieldwork,
this should be minimal.

Employees

As of the date of this prospectus, we do not have any employees other than our officers. We intend to retain independent geologists and consultants on a contract basis to conduct the proposed work programs on the Nagunagisic Lake property.
Other than these independent consultants, we do not expect any significant changes in the number of our employees.

Research and Exploration Expenditures

We have not incurred any research or exploration expenditures since our incorporation.

Subsidiaries
We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

                       Plan of Operations

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of the Nagunagisic Lake property and for the acquisition and exploration of additional Mineral properties:

1. We plan to conduct the recommend phase one exploration program on the Nagunagisic Lake property consisting of geological mapping, surface rock and soil sampling and analysis, a VLF-EM survey and an induced polarization survey. We anticipate that the cost of this part of this program will be approximately
$40,650.   We commenced this exploration program in summer  2002.
We  completed  initial work on the property in  July,  2002.   We
retained  Mr.  Robert Reukl, a geologist, to  perform  geological work on the property, including linecutting and a magnometer survey. The magnometer survey resulted in the discovery of a 400-meter long conductor coincident with the Burnt Rock mineralized
zone.   This conductor offers an excellent target for  follow  up
exploration  work  in  the Burnt Rock  area.   As  stated  above,
magnetometer surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base minerals in the area. The discovery of a 400-meter long conductor means that the rock underlying this area of the
property  has higher than normal magnetic properties.   This  may
indicate the presence of copper, zinc, silver and gold. However, it may also indicate the presence of rocks, such as magnetite,
that  have  little  commercial  value.   Accordingly,  additional
exploration   is  necessary  to  determine  the  cause   of   the
magnetometer reading.

2. The Nagunagisic Lake property is presently under a heavy accumulation of snow and this will make the exploration program unfeasible until at least late June of 2003. Typically, the Nagunagisic Lake area is snow free from April to October of each year.  However, due to a harsher than normal winter this year, access to the
property was delayed.   Additional exploration will depend on the
availability of Mr. Robert Reukl to conduct additional exploration. Mr. Reukl will be available, however, in late June and we intend to continue the exploration program at that time.
We expect to complete the exploration program over two months.
During the winter season, we will review the results of the work completed to date with our consulting geologist and arrange for the required equipment and personnel for the completion of the exploration program. Due to Mr. Reukl's schedule, we have not been able to review these results as of the date of this prospectus. We expect to accomplish this in June of 2003. We expect to continue exploration in late June 2003 and complete it by September 2003. In order to complete Phase I of the proposed exploration program, we will conduct an induced polarization survey on the property and collect soil samples. We shall have to raise additional funds to complete the Phase I portion of our project. This is due to unanticipated legal and accounting expenses and because our management believed that this offering would be completed prior to 2003. We currently have sufficient funds to continue for the next twelve months, however we shall need additional capital to continue with our projected activities and the lack of such capital would severely curtail our progress.


3. If results from phase one of the work program on the Nagunagisic property are positive, we intend to commence the phase two drill program as described in the geological report and estimated to cost $103,000. Results of the phase one work program will be considered positive if our consulting geologist, Mr. Reukl, believes there is evidence that the property contains significant amounts of precious or based metals that it may potentially host reserves. If any of the samples that our consulting geologist gathers from the Phase I exploration program yield at least 1% zinc, 1% copper, or 5 grams per tonne silver, these would be considered significant amounts. Such results would be seen as positive by us.
We anticipate that we will have to raise additional funding in order to conduct the phase two program and that this phase would be conducted during the late summer or early fall of 2003. Due to delays encountered with respect to the Phase I work program, the Company does not expect to commence the Phase II work program until August 2003. This will give the Company time to review and interpret the results from the remainder of the Phase I exploration program prior to proceeding with Phase II. The delays we encountered with respect to our Phase I work program resulted from our limited cash. We had anticipated that our public offering would have been completed prior to the end of the 2002 work season. All of the proceeds of our primary offering or $65,000, will be used by us but only approximately $15,500 will be applied to the Phase I exploration program and no funds have been designated for the Phase II work program. Our inability to raise sufficient funding to conduct our Phase II work program would require us to postpone the commencement of our Phase II work program until adequate funding could be raised through additional securities offerings or loans and we have no commitments from any person on any such additional funding.

4. The nature of our activities after commencing the Phase II work program are anticipated to be as follows: raising funds necessary to commence and complete program; retaining geological consultant to oversee exploration program; arranging with consultant to hire additional personnel for program including helicopter charter, drilling company and geological helpers; organizing establishment of camp and lodging requirements; keeping shareholders and market advised of progress and results; arranging for shipment of samples for assay analysis.

We anticipate spending approximately $1,500 in ongoing general and administrative expenses per month for the next twelve months.

Our completion of the work programs and investigation and acquisition of additional mineral property interests is subject to our obtaining adequate financing. During the 12-month period following the date of this registration statement, we do not anticipate generating any revenue. We intend to raise additional capital through private or public offerings of our common stock. We do not have any financing arranged, nor has an underwriter expressed an interest in a public offering. Accordingly, there can be no assurance that additional funding will be available. In the absence of such financing, our business plan will fail.

We may consider entering into a joint venture partnership to provide the required funding to develop the Nagunagisic property. We have not undertaken any efforts to locate a joint venture partner for the Nagunagisic property. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in the property to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

 our ability to raise additional funding

 the market for base minerals such as zinc, copper and silver results of our proposed exploration programs on the Nagunagisic
Lake property

 our ability to find joint venture partners for the development of our property interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business
opportunities.   In the event no other such opportunities are
available, we may be forced to discontinue business. We do not have any specific alternative business opportunities in mind and have not planned for any such contingency.

We have no intention of to merge with another company or to allow ourselves to be acquired by another company, or to act as a blank check company, as that term is defined below.

Section (a)(2) of Rule 419 under Regulation C pursuant to the Securities Act of 1933, defines a blank-check company as a company that is " a development state company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity." We believe that we are an exploratory mining company and not a Rule 419 company.

Any change in our business plan will require the filing of a post-effective amendment to this prospectus to reflect such changes and this may require us to become a blank check company or to cease doing business.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.


If we find sufficient evidence of mineralization in phase two, we would likely conduct additional drilling on the Nagunagisic Lake property to determine the extent of such mineralization. If we decide to conduct additional drilling, we will require additional funding. The cost of such a program cannot be determined until results from the first two phases of exploration are completed. However, we estimate that such a program will cost approximately $250,000.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of exploration. We believe that debt financing will not be an alternative for funding additional drilling. We do not have any arrangements in place for any future equity financing.

Results of Operations

We have had no operating revenues since our incorporation on July 12, 2000 to March 31, 2003, other than interest income of $644.
Our activities have been financed from the proceeds of share subscriptions. Since our incorporation, we have raised a total of $52,350 from private offerings of our securities. For the period from July 12, 2000 to March 31, 2003, we incurred general and administrative expenses of $990, legal and audit costs of $36,211 and filing fees of $2,095.

In December 2000, we paid $25,000 as part of our acquisition of an interest in the Nagunagisic Lake property. We also issued 250,000 shares of our common stock at a deemed aggregate price of $250, pursuant to the agreement. At March 31, 2003, we had cash on hand of $306.

In the next 12 months, we are required to pay $25,000 and incur exploration expenditures totalling $10,000 in order to keep our option to acquire a 100% interest in the Nagunagisic Lake
property   in  good  standing.   Should  we  fail  to  pay   this
consideration to Robert Gordon Anderson, he is entitled to terminate the option upon providing 30 days written notice. We may terminate the option agreement at any time without further obligation. We have expended the $10,000 required by our option agreement. The Company did not purchase any significant equipment in order to conduct the initial work program on the property. The consulting geologist that conducted the program provided all necessary equipment. $25,000 was due to be paid to Robert Gordon Anderson by June 1, 2002. This was extended by Mr. Anderson until October 1, 2003.

                     Description of Property

Our executive offices are located at 11940 Old Yale Road, Surrey,
British  Columbia,  Canada.   Mr.  Edward  Wong,  our  President,
provides this office space to us free of charge.

This location is a commercial office, fully self contained with washroom and kitchenette. The office is comprised of approximately 1000 square feet and is situated on the second floor. The office is equipped with a facsimile machine, computers, photocopier, desks, meeting room, television and couches.

We also own an option to acquire a 100% interest, subject to a 2% net smelter returns royalty, in the Nagunagisic Lake property

Location and Access

The Nagunagisic Lake property is situated in north central Ontario, approximately 14 kilometres north of Nipigon Bay on Lake Superior and 130 kilometres northeast from the city of Thunder Bay. The property lies 13 kilometres north of Highway 17, part of the Trans-Canada Highway network. Geographical co-ordinates for the northeast corner of the claim are 87 degrees 43.5' west longitude by 49 degrees 02.01 north latitude. The total area of the Nagunagisic Lake Property is approximately 64 hectares.

Currently, there is no road access into the property. From Highway 17, a bush road leads northward along the Gravel River and terminates approximately two kilometres east of the property. Consequently, the only direct means of access is by helicopter.

Terms of Option

In order to maintain our option to acquire the property in good standing, we must make cash payments, incur expenditures on the property and issue shares as follows:

Cash Payments

We must pay to Robert Gordon Anderson the sum of $250,000 cash as follows:

a) $25,000 upon execution of the Agreement. We have made this payment;

b)         $25,000 by October 1, 2003.

c)         $100,000 by June 1, 2004; and

d)         $100;000 by June 1, 2005.

Exploration Expenditures

We must incur at least $100,000 in exploration expenditures on the Nagunagisic Lake Property as follows:

a) At least $10,000 by August 31, 2002, We have expended this amount;

b)         A further $30,000 by August 30, 2004; and

c)         A further $60,000 by August 30, 2005.


Issuance of Shares

We  must  issue  250,000 shares in our capital  stock  to  Robert
Gordon Anderson upon execution of the Agreement. We have made this share issuance.

History of Previous Operations

There  have been no previous mining operations on the Nagunagisic
Lake property.

Rock Formations and Mineralization

Since the late 1880's, the region of the Nagunagisic Lake property has been sporadically prospected for base metal, gold
and   amethyst.    The  geological  report   concludes   that
Nagunagisic Lake property straddles a northeast trending fault. There are two mineral occurrences on the property, named Salamander Point and Burnt Rock that are associated with this fault.

Both the Salamander Point and Burnt Rock occurrences are new discoveries that to date have been subjected to only cursory examination. As such, neither zone has been adequately explored to determine the dimensions of the zone nor evaluated to ascertain their economic potential. To date the only exploration conducted has consisted of a magnetic survey and the drilling of two holes at Burnt Rock. The drill core intercepts are not of economic grade, but are nonetheless of significant and encouraging tenor and across definitely mineable widths of rock to certainly merit additional exploration. In addition, there is at least an indication from drill results that at the Burnt Rock occurrence, both the average grade and the width of mineralised rock improve below the surface of the rock. There is no plant, equipment or source of power for the Nagunagisic Lake Property.


Certain Relationships And Related Transactions

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  - Any of our directors or officers;
  - Any person proposed as a nominee for election as a director;
  - Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  - Any of our promoters;
  - Any relative or spouse of any of the foregoing persons who has the same house as such person.


Shares  were sold in private offerings to the following relatives of  Edward Wong, our president, these shares were sold for  $0.10 per share:

       Name of Relative Number of Shares Relationship to Director

   Oy Hee Mah                 1,000            Aunt
   Ted Mah                    1,000            Uncle


    Market for Common Equity and Related Stockholder Matters


No Public Market for our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.
However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

                   Holders of Our Common Stock

As  of  the  date  of  this registration  statement,  we  had  40 registered shareholders.

Registration Rights

We   have   not  granted  registration  rights  to  the   selling
shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation or
bylaws that restrict us from declaring dividends.   The Nevada
Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     (1) we would not be able to pay our debts as they become due in the usual course of business; or

     (2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

                     Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until April 10, 2003.




Name    Title    Year  Salary Bonus Other   Restricted Optio  LTIP  All Other
                                    Annual  Stock      ns/*  payout Compen-
                                    Compen- Awarded    SARs   ($)   sation
                                    sation             (#)

Edward President 2002   $0     0      0         0       0      0      0
Wong   CEO and
       Director

Randy  Secretary 2002   $0     0      0         0       0      0      0
White  Treasurer
       and
       Director

Louis  Director  2002   $0    0      0          0       0      0      0
Yaoguang
Luo

None of our directors have received monetary compensation since our incorporation to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our incorporation on July 12, 2000.

Employment Agreements
We  do  not have an employment or consultant agreement  with  Mr.
Edward Wong, our president and a director. We do not pay any salary to Mr. Wong. Mr. Wong spends approximately 20 hours a week of his time working for us.

We  do  not have an employment or consultant agreement  with  Mr.
Randy White, our secretary, treasurer and a director. We do not pay any salary or consulting fees to Mr. White. Mr. White spends approximately 5% of his time working for us.

We  do  not have an employment or consultant agreement  with  Mr.
Louis Yaoguang Luo, one of our directors. We do not pay any salary to Mr. Luo. Mr. Luo spends approximately 10% of his time working on matters for us.

We do not have any employment agreements with Mr. Burns or Mr. Reukl. Prior to conducting work on our behalf, consultants provide us with a description of work to be performed and provide an estimated budget. If acceptable, we advise them to proceed with the work based on the budget.





















                     BLUESTONE VENTURES INC.


                      FINANCIAL STATEMENTS

                        December 31, 2002



















AUDITORS' REPORT

BALANCE SHEET

STATEMENT OF LOSS AND DEFICIT

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS




Lancaster & David
Chartered Accountants


                                            Incorporated
                                            Partners
                                            David E.
                                            Lancaster, CA
                                            Michael J.
                                            David, CA












                 REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of Bluestone Ventures Inc.

We have audited the accompanying balance sheets of Bluestone Ventures Inc. as at December 31, 2002 and 2001, and the related statements of operations, cash flows and stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards used in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bluestone Ventures Inc., as at December 31, 2002 and 2001, and the related statements of operations, cash flows and stockholders' equity for the years then ended, in conformity with generally accepted accounting principles used in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company has losses from operations since inception, no source of revenues and insufficient working capital available to meet ongoing financial obligations over the next fiscal year. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments which might result from the outcome of this uncertainty.

                                      "Lancaster & David"  signed

                                            Chartered Accountants


Vancouver, Canada
April 9, 2003



































                     BLUESTONE VENTURES INC.

                          BALANCE SHEET

                                           December December
                                           31, 2002 31, 2001


                           ASSETS



CURRENT
     Cash                                     2,858   24,932
                                              --------------



                        LIABILITIES

CURRENT
     Accounts payable and accrued
liabilities                                  14,613    1,500
                                             ---------------
     Due to shareholder (Note 4)              5,500      -
                                             ---------------
                                             20,113    1,500
                                             ---------------


                    STOCKHOLDERS' EQUITY

PREFERRED STOCK, $0.001 par value per
share
     Authorized - 5,000,000 shares
     Issued - Nil                                 -       -
COMMON STOCK, $0.001 par value per share
     Authorized - 70,000,000 shares
     Issued - 4,981,000 shares (December      4,981    5,231
31, 2001 - 5,231,000 shares)
ADDITIONAL PAID IN CAPITAL                   72,369   72,369
DONATED CAPITAL                               6,000        -
DEFICIT                                    (100,605) (54,168)
                                           -----------------
                                           (17,255)   23,432
                                           -----------------

                                              2,858   24,932
                                           =================



Approved on behalf of the Board:





Director                           Director



 The accompanying notes are an integral part of these financial statements
                     BLUESTONE VENTURES INC.

                 STATEMENTS OF LOSS AND DEFICIT

                                                        Year
                                              Year     ended
                                             ended  December
                                          December  31, 2001
                                          31, 2002



EXPENSES
     Donated services                        6,000         -
     General and
administrative                                 282       159
     Management fees                         1,000         -
     Mineral property                       10,000     2,583
expenditures (Note 3)                       28,961         -
     Professional fees
Transfer agent and                             275       735
filing fees                                  ---------------

                                            46,518     3,477
NON-OPERATING INCOME
     Interest income                          (81)     (473)
                                            ----------------
NET LOSS FOR THE YEAR                       46,437     3,004

DEFICIT, BEGINNING OF                       54,168    51,164
YEAR                                        ----------------

DEFICIT, END OF YEAR                     $ 100,605  $ 54,168
                                         ===================





BASIC LOSS PER SHARE                        $ 0.01  $ 0.0002



Weighted average number                    5022667   5175444
of shares outstanding




















 The accompanying notes are an integral part of these financial statements
                     BLUESTONE VENTURES INC.

                     STATEMENT OF CASH FLOWS

                                                   Year-ended
                                              Year  December
                                             ended  31, 2001
                                          December
                                          31, 2002

CASH FLOWS PROVIDED BY
(USED FOR):


OPERATING ACTIVITIES
Net loss for the year                     (46,437)   (3,004)
Donated services                            6,000        -




     Add changes in non-cash
working capital item
     Increase in                            13,113       833
accounts payable                           -----------------

                                          (27,324)  (2,171)
                                          ------------------
FINANCING ACTIVITIES
Shareholder advance                          5,500         -
Common stock cancelled                       (250)         -
for cash                                         -       200
Common stock issued for
cash
Additional paid in                               -    19,800
capital

                                             5,250    20,000


(DECREASE)/INCREASE IN                    (22,074)    17,829
CASH

CASH, BEGINNING OF YEAR                     24,932     7,103
                                           -----------------
CASH, END OF YEAR                            2,858    24,932
                                           =================



SUPPLEMENTAL DISCLOSURES

  Interest paid                                $-      $ -

  Income tax paid                              $-      $ -


















 The accompanying notes are an integral part of these financial statements
                     BLUESTONE VENTURES INC.

                STATEMENT OF STOCKHOLDERS' EQUITY

                                Additional Donated
                Common   Stock             Accumulated
                                Paid In
                Shares   Amount Capital    Capital      Deficit  Total




BALANCE, as at       -    -       -         -             -       -
July 12, 2000


Issuance of    4781000  4,781   27,819      -             -       32,600
stock for cash
Issuance of     250000    250   24,750      -             -       25,000
stock for
mineral
property
Net loss for         -      -       -       -          (51,164)   (51,164)
the period
--------------------------------------------------------------------------

BALANCE, as at  5031000  5,031  52,569      -          (51,164)     6,436
December 31,
2000


Issuance of     200,000    200  19,800      -               -       20,000
stock for cash
Net loss for         -      -       -       -            (3,004)    (3,004)
the year
--------------------------------------------------------------------------

BALANCE, as at  5231000  5,231  72,369      -            (54,168)   23,432
2001
December 31,
Donated              -      -       -    6,000                 -     6,000
Capital
Cancellation   (250,000)  (250)     -      -                   -      (250)
of stock for
cash
Net Loss for         -      -       -      -             (46,437)  (46,437)
the year
--------------------------------------------------------------------------

BALANCE, as at  4981000  4,981   72,369  6,000           100,605   (17,255)
December 31,
 2002
===========================================================================





















 The accompanying notes are an integral part of these financial statements



                     BLUESTONE VENTURES INC.

                  NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2002

          NOTE 1 - NATURE AND CONTINUANCE OF OPERATIONS

The  Company was incorporated in the State of Nevada, USA on July
12, 2000 under the name Bluestone Ventures Inc.

The Company's principal business is the exploration of mineral resources. The Company has not yet determined whether its properties contain ore reserves that are economically recoverable. The recoverability of amounts capitalized for resource properties is dependent upon the existence, discovery and exploitation of economically recoverable reserves in its resource properties, the ability of the Company to arrange appropriate financing, either directly or through joint ventures, to complete the development of the properties, confirmation of the Company's interests in the underlying properties, and upon future profitable production of the proceeds from the disposition thereof.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has neither a history of earnings nor has it paid any dividends and it is unlikely to pay dividends or enjoy earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other related parties, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. There is substantial doubt regarding the Company's ability to continue as a going concern.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
Cash equivalents consist of highly liquid investments, which  are readily convertible into cash with maturities of three months  or
less when acquired.   As at December 31, 2002 and 2001 there were
no cash equivalents.

Mineral Properties
The   Company  capitalizes  the  acquisition  cost   of   mineral
properties. Exploration costs, such as prospecting and geophysical analysis, are expensed as incurred, and pre-production development costs are generally capitalized on an individual property basis. These costs, which do not necessarily reflect present values, will be amortized over the estimated productive lives of the properties following the commencement of commercial production using the unit of production method. If a property is subsequently abandoned, sold or determined not to be economic, all related costs are written down. It is reasonably possible that economically recoverable reserves may not be discovered and accordingly a material portion of the carrying value of mineral properties and related deferred exploration costs could be written off. Properties acquired under option agreements whereby payments are made at the sole discretion of the Company are recorded in the accounts at such time as the payments are made. Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected title defects.

Foreign Exchange Translation
The financial statements are presented in United States dollars. Foreign denominated monetary assets and liabilities are translated to their American dollar equivalents using foreign exchange rates in effect at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

                         Loss per Share
The loss per share figures have been calculated using the weighted average number of shares outstanding during the period. Fully diluted loss per common share has not been presented as there were no convertible or dilutive securities outstanding at year-end.




NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Financial Instruments
The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.


NOTE 3 - MINERAL PROPERTY AGREEMENT

The Company entered into an option agreement dated December 15, 2000, as amended November 5, 2001, with Mr. Robert Gordon Anderson to acquire a 100% interest in four mineral claim units located in the Thunder Bay Mining District, Ontario, Canada. The Company issued 250,000 common shares, and must pay $250,000 ($25,000 paid) in various stages to June 1, 2004, and incur exploration and development costs of $100,000 in the following manner: $10,000 by August 30, 2002 ($10,000 paid); no less than a further $30,000 by August 30, 2003; and no less than a further $60,000 by August 30, 2004. This agreement is subject to a 2% net smelter return ("NSR") royalty. One-half of this royalty may be purchased at any time for $500,000. The Company may terminate the agreement at any time, without penalty, by providing thirty days written notice. The agreement may be terminated without penalty by Mr. Anderson if, upon providing the Company with thirty days written notice of default on any terms of the agreement, the Company has not taken reasonable steps to cure the default.

               NOTE 4 - RELATED PARTY TRANSACTIONS

No compensation has been recognized for services provided by the directors or officers during the period prior to October 1, 2002, as the amounts are immaterial in the aggregate. Effective October 1, 2002, directors donated services at the rate of $2,000 per month for a total of $6,000.

The Company is indebted to a shareholder in the amount of $5,500 representing cash advances. This amount is unsecured, non-interest bearing and has no specific terms of repayment.

A management fee was paid in amount of $1,000 for administrative services for the year.

                   NOTE 5 - STOCK SUBSCRIPTION

The Company returned stock subscription proceeds to a subscriber that died in the amount of $250, representing 250,000 common stock at a price of $0.001 per share.

            NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets". SFAS 142 requires the use of a non-amortization approach for goodwill and certain other intangible assets. Under the non-amortization approach, intangible assets will not be amortized into earnings, but instead be reviewed annually for impairment. The Company will adopt SFAS No. 142 effective March 2002 and does not expect it to have a material impact on the Company's results of operations, financial position or cash flows.

In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. The Company will adopt SFAS No. 143 effective March 2002, and does not expect it to have a material impact on the Company's results of operations, financial position or cash flows.

In August 2001, the FASB issued SFAS No. 144 "Accounting for the Impairment or Disposal of Long-lived Assets", which supercedes SFAS No. 121 `Accounting for Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of". SFAS No. 144 retains the fundamental provisions of SFAS No. 121 but sets forth new criteria for asset classification and broadens the scope of qualifying discontinued operations. The Company will adopt SFAS No. 144 effective March 2002, and does not expect it to have a material effect on the Company's results of operations, financial position or cash flows.
      NOTE 6 - RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Fore (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company will adopt SFAS No. 146 on January 1, 2003 and its impact is not expected to have a material effect on its financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-base employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company does not expect adoption of this standard to have a material effect on the Company's results of operations or financial position.

FASB has also issued SFAS No. 145 and 147 but they will not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.





























                     BLUESTONE VENTURES INC.


                      FINANCIAL STATEMENTS

                         MARCH 31, 2003





















BALANCE SHEET

STATEMENT OF LOSS AND DEFICIT

STATEMENT OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS






                     BLUESTONE VENTURES INC.

                          BALANCE SHEET

                                           March 31,December
                                             2003   31, 2002


                           ASSETS



CURRENT
     Cash                                      $306   $2,858




                        LIABILITIES

CURRENT
     Accounts payable and accrued                 $        $
liabilities                                  15,613   15,613
     Due to stockholder (Note 3)              8,995    5,500
                                             ---------------

                                             24,608   21,113
                                             ---------------

               STOCKHOLDERS' EQUITY (DEFICIT)

PREFERRED STOCK, $0.001 par value per
share
     Authorized - 5,000,000 shares
     Issued - Nil

COMMON STOCK, $0.001 par value per share        -        -
     Authorized - 70,000,000 shares
     Issued - 4,981,000 shares (December      4,981    4,981
31, 2002 - 4,981,000 shares)
ADDITIONAL PAID IN CAPITAL                   72,369   72,369
DONATED CAPITAL                              12,000    6,000
DEFICIT                                    (113,652)(101,605)
                                           ------------------
                                            (24,302) (18,255)
                                           ------------------

                                               306     2,858
                                            =================











 The accompanying notes are an integral part of these financial statements
                     BLUESTONE VENTURES INC.

                 STATEMENTS OF LOSS AND DEFICIT


                                            Three    Three
                                           months    months
                                            ended    ended
                                          March 31,March 31,
                                            2003      2002



EXPENSES
     Donated services                            $         $
     General and
administrative                               6,000         -
                                                48        99
     Professional fees                       5,000    10,000
Transfer agent and                           1,000       135
filing fees                                 ----------------

                                            12,048    10,234
NON-OPERATING INCOME
     Interest income                           (1)      (42)
                                           -----------------
NET LOSS FOR THE PERIOD                     12,047    10,192

DEFICIT, BEGINNING OF                      101,605     3,168
PERIOD                                     -----------------

DEFICIT, END OF PERIOD                           $         $
                                           113,652    13,360
                                           =================





BASIC LOSS PER SHARE                      $   0.002    $0.002


Weighted average                          4,981,000   5,147,666
number of shares
outstanding



















 The accompanying notes are an integral part of these financial statements
                     BLUESTONE VENTURES INC.

                     STATEMENT OF CASH FLOWS


                                      Three   Three
                                     months   months
                                      ended   ended
                                      March  March 31,
                                    31, 2003   2002

CASH FLOWS PROVIDED
BY (USED FOR):

OPERATING ACTIVITIES
Net loss for the                     (12,047)(10,192)
period

Items not involving
cash:
Donated services                       6,000       -
                                      --------------

                                     (6,047) (10,192)
                                     ---------------
FINANCING ACTIVITIES
Stockholder advance                    3,495        -
Common stock                               -   (250)
cancelled for cash                   ----------------

                                       3,495    (250)
                                     ----------------

DECREASE IN CASH                     (2,552) (10,442)

CASH, BEGINNING OF                     2,858   24,932
PERIOD                               ----------------

CASH, END OF PERIOD                    $ 306  $14,490
                                      ===============




SUPPLEMENTAL DISCLOSURES

  Interest paid                   $     -      $   -

  Income tax paid                 $     -      $   -





















 The accompanying notes are an integral part of these financial statements




          NOTE 1 - NATURE AND CONTINUANCE OF OPERATIONS

The  Company was incorporated in the State of Nevada, USA on July
12, 2000 under the name Bluestone Ventures Inc.

The Company's principal business is the exploration of mineral resources. The Company has not yet determined whether its properties contain ore reserves that are economically recoverable. The recoverability of amounts capitalized for resource properties is dependent upon the existence, discovery and exploitation of economically recoverable reserves in its resource properties, the ability of the Company to arrange appropriate financing, either directly or through joint ventures, to complete the development of the properties, confirmation of the Company's interests in the underlying properties, and upon future profitable production of the proceeds from the disposition thereof.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has neither a history of earnings nor has it paid any dividends and it is unlikely to pay dividends or enjoy earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other related parties, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. There is substantial doubt regarding the Company's ability to continue as a going concern.


                 NOTE 2 - BASIS OF PRESENTATION

In the opinion of management, the accompanying interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The unaudited financial information furnished herein reflects all material adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the interim financial statements for the period presented. Interim results are not necessarily indicative of the results of operations for the full year. These interim financial statements and related footnotes should be read in conjunction with the annual financial statements and footnotes thereto for the year ended December 31, 2002.


               NOTE 3 - RELATED PARTY TRANSACTIONS

The Company recognized $6,000 as donated services to directors of the Company for services rendered during the three month period ended March 31, 2003.

The Company is indebted to a shareholder in the amount of $8,995 representing cash advances. This amount is unsecured, non-interest bearing and has no specific terms of repayment.




            NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Fore (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs incurred in a Restructuring)". This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The Company adopted SFAS No. 146 on January 1, 2003 and its impact did not have a material effect on its financial position or results of operations.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-base employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted SFAS No. 148 on January 1, 2003 and its impact did not have a material effect on its financial position or results of operations.

FASB has also issued SFAS No. 145 and 147 but they will not have any relationship to the operations of the Company therefore a description of each and their respective impact on the Company's operations have not been disclosed.


NOTE 5 - SUBSEQUENT EVENT

The Company is proposing an initial public offering by way of prospectus, consisting of 1,741,000 shares of common stock to be sold by the Company and by current shareholders at a price of $0.25 per share. The Company is offering up to 260,000 shares of common stock for a period of 180 days from the date of the prospectus, and will net the Company proceeds of $65,000 if all the shares are subscribed for.




























          Changes In And Disagreements With Accountants


We have had no changes in or disagreements with our accountants.


Available Information


We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements..










                             Part II

           Information Not Required In The Prospectus

Item 24.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)        willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1) such indemnification is expressly required to be made by law;
     (2) the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.


Our  bylaws also provide that no advance shall be made by  us  to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee      $    40.00
Accounting fees and
expenses                                                 $ 3,500.00
Legal fees and
expenses                                                 $20,000.00
EDGAR filing
fees                                                    $  1,000.00


                                                    ---------------
Total                                                    $24,540.00
                                                          =========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales Of Unregistered Securities

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share to a total of seven purchasers on September 9, 2000. The total amount received from this offering was $4,250. 3,500,000 of these shares were sold to our officers and directors. Subsequent to the date of our audited financial statement (December 31, 2001), one of our original investors died and we refunded his investment of $250, for 250,000 shares, to his estate. We completed this offering pursuant to Regulation S and Section 4(2) of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.


We completed an offering of 281,000 shares of our common stock at a price of $0.10 per share to a total of thirty-two purchasers on March 15, 2001. The total amount received from this offering was $28,100. We completed the offering pursuant to Regulation S and
Section 4(2) of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 200,000 shares of our common stock at a price of $0.10 per share to Mr. Josh Easton on March 21, 2001. The total amount received from this offering was $20,000. We completed the offering pursuant to Regulation S and Section 4(2) of the Securities Act. The purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to the purchaser in accordance with Regulation S. The investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Pursuant to a mineral property option agreement dated December 15, 2000, we issued a total of 250,000 shares of our common stock to Robert Gordon Anderson. These securities were issued pursuant to section 4(2) and 4(6) of the Securities Act. Mr. Anderson is a sophisticated and accredited investor who has thorough knowledge of the business and affairs of the registrant. Mr. Andersons' securities are restricted pursuant to Rule 144.

Each   of  the  investors  described  above  was  identified   as
financially sophisticated and was given adequate access to sufficient information about the Company to make an informed investment decision, including full access to all of the Company's books, records and documentation. No form of public solicitation or advertising was used by us.




Item 27. Exhibits.

EXHIBIT
NUMBER                  DESCRIPTION
------------                  -------------------
3.1(i)                         Articles of Incorporation
3.2                            By-Laws
4.0                            Share Certificate*
5.1                            Opinion of Christopher J. Moran,
                               Jr., with consent to use
10.1                           Mineral Property Option Agreement*
10.2                           Amended Mineral Property Option Agreement
10.3                           Amended Mineral Property Option Agreement**
23.1                           Consent of Independent Auditors
23.2                           Consent of Geologist Burns to use of name
23.3                           Consent of Geologist Reukl to use of name
23.4                           Consent of Counsel (Included in Exhibit 5.1)
24                             Power of Attorney (Included on the signature
                               page of this registration statement)

*Filed on April 30, 2002 and incorporated herein by reference
**Filed on May 20, 2003 and incorporated herein by reference

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a)          include  any  prospectus  required  by  Section
          10(a)(3) of the Securities Act  of 1933;

     (b)   Reflect in our prospectus any facts or
       events arising  after the effective date
       of this registration statement, or most
       recent post-effective amendment, which,
       individually or in the aggregate,
       represent a fundamental change in the
       information set forth in this registration
       statement.   Notwithstanding the
       foregoing, any increase or decrease in
       volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end


     (c)    of the estimated maximum offering
       range may be reflected in the form of
       prospectus filed with the Commission
       pursuant to Rule 424(b) (230.424(b) of
       this chapter) if, in the aggregate, the
       changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.











                           Signatures

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on June 9, 2003.


  Bluestone    Ventures,  Inc.



                        By:/S/ Edward Wong
                               Edward Wong,  President




                      Power of Attorney



  ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Edward Wong, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE            CAPACITY IN WHICH SIGNED               DATE

/S/  Edward Wong     President  and   Chief  Executive   June 9, 2003
----------------------------     Officer and Director
     Edward Wong

/S/  Randy White     Secretary,Principal Financial Officer,
___________________    Treasurer, Principal Accounting Officer
     Randy White       And  Director                     June 9, 2003

/S/Louis Yaoguang Luo        Director                    June 9, 2003
Louis Yaoguang Luo